                                                               EXHIBIT (h)(3)(i)

                                   SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                               USLICO SERIES FUND

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

FUND                                            MAXIMUM OTHER EXPENSES LIMIT
----                                            ----------------------------
                                            (AS A % OF AVERAGE DAILY NET ASSETS)
The Asset Allocation Portfolio                              0.65%
Initial Term Expires May 1, 2005
The Bond Portfolio                                          0.65%
Initial Term Expires May 1, 2005
The Money Market Portfolio                                  0.65%
Initial Term Expires May 1, 2005
The Stock Portfolio                                         0.65%
Initial Term Expires May 1, 2005

                                                                        HE    HE
                                                                        -----

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